UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) — April 29, 2013 (April 25, 2013)

MDC PARTNERS INC.

(Exact name of registrant as specified in its charter)

Canada (Jurisdiction of Incorporation)	001-13718 (Commission File Number)	98-0364441 (IRS Employer Identification No.)

745 Fifth Avenue, 19th Floor, New York, NY 10151
(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 25, 2013, the Company’s Board of Directors voted to appoint Irwin Simon as a new director to the Board of Directors. Mr. Simon has joined the Company’s Board as an independent director, and will serve as a member of the Audit Committee and the Human Resources & Compensation Committee, until the next election of directors at the Company’s 2013 annual meeting of stockholders. There is no arrangement or understanding between Mr. Simon and any other person pursuant to which Mr. Simon was appointed as a director of the Company. In connection with his service on the Board of Directors and consistent with the compensation arrangements for non-employee directors, Mr. Simon will receive an annual cash retainer for his service on the Board of Directors, together with meeting fees. In addition, Mr. Simon was granted a restricted stock award of 12,000 Class A shares pursuant to the Company’s 2011 Stock Incentive Plan. On April 29, 2013, the Company issued a press release announcing the appointment of Mr. Simon as a new director. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated April 29, 2013, relating to the appointment of Mr. Irwin Simon as a new director.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 29, 2013	MDC Partners Inc.

	By:	/s/ Mitchell Gendel
Mitchell Gendel General Counsel & Corporate Secretary

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